EXHIBIT 10.7
BOB EVANS FARMS, INC.
2006 EQUITY AND CASH INCENTIVE PLAN
ANNUAL BONUS AWARD AGREEMENT
(For Employees)
     Bob Evans Farms, Inc. (“we” or “us”) has granted to you a Cash-Based Award (the “Award”), subject to the terms and conditions described in the Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan (the “Plan”) and this Annual Bonus Award Agreement (this “Award Agreement”). This Award is a Performance-Based Award under Section 14.00 of the Plan and is intended to qualify as performance-based compensation under Code §162(m).
     To ensure you fully understand the terms and conditions of your Award, you should read the Plan and this Award Agreement carefully. Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.
     You should return a signed copy of this Award Agreement to:
[Insert title]
Bob Evans Farms, Inc.
3776 S. High St.
Columbus, Ohio 43207
1.	Performance Period, Performance Objectives and Bonus
     (a) Performance Period: The Performance Period is our [___] fiscal year which began on [___] and ends on [___].
     (b) Performance Objectives: Your Performance Objectives for the Performance Period are listed on the attached Exhibit A.
     (c) Bonus:
     (i) Your “Target Bonus” is [insert Target Bonus — e.g., specified percentage of employee’s base salary]. The amount you actually earn pursuant to this Award Agreement is referred to as the “Bonus” and will depend on the extent to which the Performance Objectives described in Section 1(b) are met.
     (ii) If the Performance Objectives described in Section 1(b) are met, you will be entitled to receive the Target Bonus. However, if the Performance Objectives are exceeded or partially met, the amount of your Bonus will be affected. Your Bonus may be equal to [___] based on the level of attainment of the Performance Objectives, as described on Exhibit A.

2. Distribution of Bonus
     (a) In General: Subject to Section 2(b) of this Award Agreement, any Bonus you earn during the Performance Period (less any applicable taxes) will be paid to you in a single lump sum cash payment as soon as administratively feasible, but no later than 60 days, after the end of the Performance Period.
     (b) Deferral of Bonus: You previously elected whether to have all or any portion of your Bonus deferred under the Bob Evans Farms, Inc. and Affiliates Executive Deferral Program in accordance with the terms and conditions thereof. You made this election by completing a [insert title of bonus deferral form].
3. Effect of Termination on Your Award
     (a) Definition of Good Reason: Unless otherwise specified in an employment agreement or change in control agreement between you and us or any Related Entity, “Good Reason” means, without your written consent, (i) our or a Related Entity’s failure to pay or cause to be paid your base salary or bonus (to the extent earned in accordance with the terms of any applicable arrangement), if any, when due, (ii) any substantial and sustained diminution in your authority or responsibilities with us or any Related Entity or (iii) we or a Related Entity require you to relocate more than 50 miles from your principal place of employment on the first day of our 2008 fiscal year; provided that the events described in clauses (i), (ii) and (iii) will constitute Good Reason only if we fail to cure such event within 30 days after we receive from you written notice of the event which constitutes Good Reason. “Good Reason” will cease to exist for an event on the 60th day following the later of its occurrence or your knowledge thereof, unless you have given us written notice thereof prior to such date.
     (b) Termination for Good Reason or Without Cause or Due to Death, Disability or Retirement: Unless otherwise specified in a separate change in control agreement (or written agreement of similar import) between you and us or any Related Entity, if, before the end of the Performance Period, your employment (i) is Terminated by us and the Related Entities without Cause or by you for Good Reason or (ii) Terminates due to your death, Disability or Retirement, you will receive a prorated Bonus, calculated as follows:
     (A) At the end of the Performance Period, the Committee will determine the extent to which the Performance Objectives were achieved and the Bonus that would have been paid to you if you had remained actively employed through the end of the Performance Period; and
     (B) Such Bonus will be multiplied by a fraction, the numerator of which is the number of whole calendar months during which you were actively employed during the Performance Period and the denominator of which is the number of whole calendar months in the Performance Period.
The prorated Bonus, if any, will be distributed as described in Section 2 of this Award Agreement.

     (c) Termination for Any Other Reason: Unless otherwise specified in a separate change in control agreement (or written agreement of similar import) between you and us or any Related Entity, if your employment Terminates for any reason not described in Section 3(b) before the end of the Performance Period, you will forfeit all rights to receive any Bonus under this Award Agreement.
4. Effect of Business Combination or Change in Control
     (a) Notwithstanding anything to the contrary in this Award Agreement and unless otherwise specified in a separate change in control agreement (or written agreement of similar import) between you and us or any Related Entity, if a Business Combination or Change in Control occurs and:
     (i) we are not the surviving corporation following such Business Combination or Change in Control; or
     (ii) within 24 months following such Business Combination or Change in Control, the Plan is terminated and not replaced simultaneously with a similar program providing comparable benefits; or
     (iii) within 24 months following such Business Combination or Change in Control, your employment is Terminated by us and the Related Entities without Cause or by you for Good Reason;
then within 30 days the occurrence of an event described in subparagraphs (i), (ii) or (iii), your Target Bonus (less any applicable taxes) will be paid to you in a single lump sum cash payment. This payment will be made whether or not the Performance Objectives for the Performance Period have been met and whether or not the Performance Period has been completed.
     (b) Unless otherwise specified in a separate change in control agreement (or written agreement of similar import) between you and us or any Related Entity, if the sum of the payments described in this Section 4 and those provided under all other plans, programs or agreements between you and us or any Related Entity constitute an “excess parachute payment” as defined in Code §280G, we will either:
     (i) Reimburse you for the amount of any excise tax due under Code §4999 (but not for any income taxes or additional excise taxes associated with this initial payment), if such reimbursement provides you with an after-tax amount that is greater than the after-tax amount produced under Section 4(b)(ii); or
     (ii) Reduce the amounts paid to you under this Award Agreement so that your total “parachute payment” as defined in Code §280G under this and all other plans, programs or agreements between you and us or any Related Entity will be $1.00 less than the amount that would be an excess parachute payment, if this reduction provides you with an after-tax amount that is greater than the after-tax amount produced under Section 4(b)(i).

5. Restrictive Covenants
Unless we or a Related Entity otherwise agree in writing, any outstanding portion of your Award will be forfeited if you:
•	Serve (or agree to serve) as an officer, director, manager, consultant or employee of any proprietorship, partnership, corporation or limited liability company or become the owner of a business or a member of a partnership or limited liability company that competes with any portion of our or a Related Entity’s business or renders any service to entities that compete with any portion of our or a Related Entity’s business;

•	Refuse or fail to consult with, supply information to, or otherwise cooperate with, us or any Related Entity after having been requested to do so; or

•	Deliberately engage in any action that the Committee concludes could harm us or any Related Entity.
6. Other Rules Affecting Your Award
     (a) Beneficiary Designation: You may name a beneficiary or beneficiaries to receive any portion of your Award that has not been distributed at the time of your death by completing a Beneficiary Designation Form. If you have not completed a Beneficiary Designation Form or if you wish to change your beneficiary, you may complete the Beneficiary Designation Form attached to this Award Agreement as Exhibit B. The Beneficiary Designation Form does not need to be completed now and is not required to be completed as a condition of receiving your Award. However, if you die without completing a Beneficiary Designation Form or if you do not complete the form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
     (b) Tax Withholding: You may be required to pay to us or a Related Entity and, subject to Code §409A, we or any Related Entity will have the right and are hereby authorized to withhold from any amount payable under this Award Agreement or under the Plan or from any compensation or other amount owing to you, applicable withholding taxes with respect to your Award and to take such action as may be necessary in our opinion to satisfy all obligations for the payment of such taxes.
     (c) Transferring Your Award: In general, your Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. However, as described in Section 6(a), you may complete a Beneficiary Designation Form to name the person who may receive any portion of your Award that is distributed after you die. Also, with the Committee’s consent, you may be allowed to transfer your Award to certain Permissible Transferees (as defined in the Plan). Contact us at the address given on the first page of this Award Agreement if you are interested in transferring your Award to a Permissible Transferee.

     (d) Governing Law: This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio except to the extent that the Delaware General Corporation Law is mandatorily applicable.
     (e) Other Agreements: Your Award will be subject to the terms of any other written agreements between you and us to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.
     (f) Other Terms and Conditions: Your Award is subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement. You should read the Plan carefully to ensure you fully understand all the terms and conditions of your Award. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. The Committee has the sole responsibility of interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement shall be binding on you.
     (g) Signature in Counterparts: This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.
*       *       *       *       *
Your Acknowledgment
By signing below as the “Participant,” you acknowledge and agree that:
•	A copy of the Plan has been made available to you; and

•	You understand and accept the terms and conditions placed on your Award.

PARTICIPANT

Date:

Signature

Print Name

BOB EVANS FARMS, INC.

By:	Date:

[Insert name and title]

EXHIBIT A
BOB EVANS FARMS, INC.
2006 EQUITY AND CASH INCENTIVE PLAN
PERFORMANCE OBJECTIVES

EXHIBIT B
BOB EVANS FARMS, INC.
2006 EQUITY AND CASH INCENTIVE PLAN
BENEFICIARY DESIGNATION FORM
Primary Beneficiary Designation. I designate the following person(s) as my primary beneficiary or beneficiaries, in the proportion specified, to receive or to exercise any vested Awards under the Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan (the “Plan”) that are unpaid or unexercised at my death:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

Note: You are not required to name more than one primary beneficiary but, if you do, the sum of these percentages may not be greater than 100 percent.
Contingent Beneficiary Designation. If one or more of my primary beneficiaries dies before I die, I direct that any vested Awards under the Plan that are unpaid or unexercised at my death and that might otherwise have been paid to that beneficiary be:
___Allocated to my other named primary beneficiaries in proportion to the allocation given above (ignoring the interest allocated to the deceased primary beneficiary); or
___Allocated, in the proportion specified, among the following contingent beneficiaries:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

Note: You are not required to name more than one contingent beneficiary but, if you do, the sum of these percentages may not be greater than 100 percent.

(Signature)	(Date)

(Print Name)
Please return an executed copy of this form to us at the following address: [Insert Title], Bob Evans Farms, Inc., 3776 S. High St., Columbus, Ohio 43207.